UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2020

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Technology Center Drive

Suite 300

Stoughton, MA 02072

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	COLL	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Collegium Pharmaceutical, Inc. (the “Company”) entered into amended and restated employment agreements (the “A&R Employment Agreements”), to be effective January 1, 2021, with the following executive officers: Joseph Ciaffoni, President and CEO; Paul Brannelly, Executive Vice President and Chief Financial Officer; Scott Dreyer, Executive Vice President and Chief Commercial Officer; Alison B. Fleming, Ph.D., Executive Vice President and Chief Technical Officer; Shirley Kuhlmann, Executive Vice President and General Counsel; and Richard Malamut, M.D., Executive Vice President and Chief Medical Officer (each an “Executive” and collectively, the “Executives”). The A&R Employment Agreements, which have an effective date of January 1, 2021, supersede the Executives’ existing employment agreements and are substantially identical thereto except with respect to the revised severance provisions and restrictive covenants as set forth herein.

If the employment of an Executive is terminated by the Company without Cause or if the Executive resigns with Good Reason (as each term is defined in the A&R Employment Agreements), then Mr. Ciaffoni would be entitled to 18 months of severance benefits and each other Executive would be entitled to 12 months of severance benefits. During his or her applicable severance period, the applicable Executive would receive the following severance benefits, less applicable tax withholding:

•	payment of any annual bonus otherwise payable (but for the cessation of Executive’s employment) with respect to a year ended prior to the cessation of Executive’s employment;
•	continuation of the Executive’s then-current base salary in accordance with normal payroll procedures for the applicable severance period;
•	payment of a cash severance benefit equal to the Executive’s annual bonus at the target percentage for the year in which the termination occurs (except in the case of Mr. Ciaffoni, who would receive payment of a cash severance benefit equal to 150% of his annual bonus at the target percentage for the year in which the termination occurs), paid in monthly installments over the applicable severance period;
•	the Executive’s unvested equity incentives that are subject only to time-based vesting and would have vested over the applicable severance period will become immediately and automatically fully vested and exercisable (equity incentives that are subject to performance-based vesting will vest, if at all, in accordance with the applicable award agreements); and
•	waiver of the applicable premium otherwise payable for COBRA continuation coverage for the Executive, if applicable (and, to the extent covered immediately prior to the date of such cessation, his or her eligible dependents) during the applicable severance period.

If any Executive’s employment is terminated by the Company without Cause or if the Executive resigns with Good Reason, in either case within 12 months following the occurrence of a Change in Control (as defined in the A&R Employment Agreements), then, subject to the Company’s receipt of a general release of claims and the terminated Executive’s continued compliance with certain restrictive covenants, such Executive would be entitled to receive the following severance benefits, less applicable tax withholding:

•	all of the Executive’s unvested equity incentives that are subject only to time-based vesting will become immediately and automatically fully vested and exercisable (equity incentives that are subject to performance-based vesting will vest, if at all, in accordance with the applicable award agreements);
•	a lump sum payment of 18 months (or in the case of Mr. Ciaffoni, 24 months) of the Executive’s then-current base salary;
•	a lump sum payment equal to 1.5 times his or her then-current target annual bonus (or in the case of Mr. Ciaffoni, two times his then current target annual bonus); and
•	waiver of the applicable premium otherwise payable for COBRA continuation coverage for the Executive, if applicable (and, to the extent covered immediately prior to the date of such cessation, his or her eligible dependents) for a period of 18 months (or in the case of Mr. Ciaffoni, 24 months).

The A&R Employment Agreements also provide that, while employed and for a period of 12 months following the termination of the Executive (or in the case of Mr. Ciaffoni, 18 months), the Executive will be subject to customary restrictive covenants.

The descriptions of the A&R Employment Agreements contained herein do not purport to be complete and are qualified in their entirety by reference to the full text of the A&R Employment Agreements, copies of which are filed as exhibits hereto and are incorporated herein by reference.

Item 9.01                Financial Statements and Exhibits.

(d)        Exhibits

10.1	Amended & Restated Employment Agreement, dated December 27, 2020, by and between Collegium Pharmaceutical, Inc. and Joseph Ciaffoni.
10.2	Amended & Restated Employment Agreement, dated December 28, 2020, by and between Collegium Pharmaceutical, Inc. and Paul Brannelly.
10.3	Amended & Restated Employment Agreement, dated December 27, 2020, by and between Collegium Pharmaceutical, Inc. and Scott Dreyer.
10.4	Amended & Restated Employment Agreement, dated December 29, 2020, by and between Collegium Pharmaceutical, Inc. and Alison B. Fleming, Ph.D.
10.5	Amended & Restated Employment Agreement, dated December 27, 2020, by and between Collegium Pharmaceutical, Inc. and Shirley Kuhlmann.
10.6	Amended & Restated Employment Agreement, dated December 27, 2020, by and between Collegium Pharmaceutical, Inc. and Richard Malamut, M.D.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2020	Collegium Pharmaceutical, Inc.

	By:	/s/ Paul Brannelly
Name: Paul Brannelly
Title: Executive Vice President and Chief Financial Officer